                                                                      EXHIBIT 21

                  SUBSIDIARIES OF SECURITY CAPITAL CORPORATION

                                                                 JURISDICTION OF
            NAME                                                  INCORPORATION
            ----                                                  -------------

Security Capital Insurance Group,                                    Delaware
   Inc.

Possible Dreams, Ltd.                                                Delaware

P.D. Holdings, Inc.                                                  Delaware

Pumpkin Masters Holdings, Inc.                                       Delaware

Pumpkin, Ltd.                                                        Delaware

Primrose Holdings, Inc.                                              Delaware

Primrose School Franchising Company                                  Georgia

The Jewel I, Inc.                                                    Georgia

WC Holdings, Inc.                                                    Delaware

Health Power, Inc.                                                   Delaware

CompManagement, Inc.                                                 Ohio

CompManagement Health Systems, Inc.                                  Ohio

M & N Risk Management, Inc.                                          Ohio

M & N Enterprises, Inc.                                              Ohio